UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) October 13, 1997


                            THE BEARD COMPANY
         (Exact name of registrant as specified in its charter)

          OKLAHOMA                   0-12396             73-0970298
 (State or other jurisdiction       (Commission         (IRS Employer
      of incorporation)             File Number)      Identification No.)

                               ENTERPRISE PLAZA
                          5600 N. MAY AVENUE, SUITE 320
                        OKLAHOMA CITY, OKLAHOMA                 73112
                  (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code   (405) 842-2333


                                      N/A
         (Former name or former address, if changed since last report)

ITEM 2.  DISPOSITION OF ASSETS.

      The Beard Company (the "Company") owns 85% of the outstanding common stock of Carbonic Reserves ("Carbonics") and Clifford H. Collen ("Collen") (the Company and Collen are collectively referred to as the "Shareholders") owns 15%. In addition, and prior to the transaction, the Company owned 14,859 shares of Carbonics' redeemable preferred stock, $1,000 redemption value per share, which constituted all of the issued and outstanding preferred stock of Carbonics. The proceeds, described below, were used by Carbonics to repay intercompany obliga-tions and to redeem its outstanding preferred stock with the balance paid as a dividend to the Company to be used to commercially develop existing assets. The Company received $18.375 million, described below, plus $670,000 cash of Carbonics not purchased by the buyer. Collen is the president and chief execu-tive officer, and is a director of Carbonics, but he is neither an officer nor a director of the Company.

     On October 13, 1997 Carbonics sold to Airgas Carbonic Reserves, Inc., ("Airgas") substantially all of Carbonics' operating assets used in the production and distribution of dry ice including, but not limited to:

     (1) the tangible assets of Carbonics, all accounts receivable, notes receivable, deposits, prepaid expenses, fixed assets, real property and in-tangible properties;

     (2) all contract rights, causes of action, claims, refunds and demands of whatever nature;

     (3) all books and records relating to the business of Carbonics (except minute books and stock record books);

     (4) all rights of Carbonics in and to all of its trademarks and trade names, including without limitation, the name "Carbonic Reserves," and all intellectual property information of Carbonics; and

     (5) all of Carbonics' intangibles and goodwill.

     Excluded from the assets sold were cash and cash equivalents, notes receivable from the Company and affiliates and tax refunds for periods prior to the closing date.

     In consideration for the assets sold, Carbonics received cash at closing in the amount of $18.375 million. In addition, 150 days after the closing date Carbonics will receive an additional amount equal to the difference between $1 million and the sum of (i) uncollected accounts receivable in excess of Carbonics' allowance for bad debts, (ii) the amount, if any, by which notes payable to third parties which are assumed by Airgas exceed the increase in the value of fixed assets between December 31, 1996 and closing, and (iii) any other indemnity claims that arise during the 150 day period. Also, Airgas assumed liabilities of Carbonics for (i) trade accounts payable and accrued expenses incurred in the ordinary course of business (other than those specifically excluded), (ii) notes payable to third parties as reflected on Carbonics' December 31, 1996 balance sheet and those incurred thereafter in the ordinary course and in a manner consistent with past practice, and (iii) the obligations of future performance under the contracts and liabilities being assumed under the agreement, to the extent such liabilities have arisen in the ordinary course of Carbonics' business. Airgas did not assume any liabilities for employee matters, including payroll taxes; debt or other balances payable to the Shareholders or other related parties; tax liabilities of Carbonics or the Shareholders; or environmental liabilities.

     There is no affiliation between the Company, Carbonics or Airgas.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

   (a)  Financial Statements of Businesses Acquired.
        -------------------------------------------

        Not applicable.

   (b)  Pro Forma Financial Information.
        -------------------------------

The following pro forma financial statements are included in this Form 8-K:

     Unaudited Pro Forma Condensed Balance Sheet as of June 30, 1997
     Unaudited  Pro Forma Condensed Statement of Operations for the Six  Months
       Ended June 30, 1997
     Unaudited Pro  Forma  Condensed Statement of Operations for the Year Ended
       December 31, 1996
     Notes to Unaudited Pro Forma Financial Statements


                   PRO FORMA CONDENSED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements ") of Beard are based upon and should be read in conjunction with the historical financial statements of Beard which are included in Beard's Annual Report on Form 10K/A for the year ended December 31, 1996 and Form 10Q/A for the three months and six months ended June 30, 1997 which are incorporated by reference to the Proxy Statement filed on September 11, 1997. The Unaudited Pro Forma Condensed Balance Sheet is presented as if the Asset Sale had occurred on June 30, 1997. The Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 reflect the operations of Carbonics as discontinued operations and give effect to the Asset Sale as if it had occurred at the beginning of each respective period.

      The unaudited pro forma condensed financial statements are intended for informational purposes only, have been prepared based on assumptions set forth in the accompanying notes, and are not necessarily indicative of the financial condition or results of operations had the Asset Sale occurred as of the dates indicated and are not intended to be indicative of future results of operations. Any differences between assumptions used to prepare the Pro Forma Financial Statements and the amounts to be received or disposed of at consummation of the Asset Sale are not expected to be material to the accompanying Pro Forma Financial Statements.

                       THE BEARD COMPANY AND SUBSIDIARIES
                 Pro Forma Condensed Balance Sheet June 30, 1997
                                 (In thousands)
                                  (UNAUDITED)
                                                     BEARD                                     BEARD
                    ASSETS                         HISTORICAL            ADJUSTMENTS         PRO FORMA
                                                   ----------            -----------         ---------
Current assets:
        Cash and cash equivalents                  $     52             $ 19,375   (a)       $ 19,427
        Accounts receivable, net                      2,803               (1,570)  (a)          1,233
        Other current assets                          1,098                 (769)  (a)            329
                                                   --------             --------             --------
            Total current assets                      3,953               17,036               20,989

Investments and other assets                          1,675                  (42)  (a)          1,633

Property, plant and equipment, net                    9,225               (6,784)  (a)          2,441

Intangible assets, net                                  803                 (288)  (a)            515
                                                   --------             --------             --------
                                                   $ 15,656              $ 9,922             $ 25,578
                                                   ========             ========             ========

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
        Trade accounts payable and other
          liabilities                              $  2,122              $(1,264)  (a)       $  2,536
                                                                             428   (b)
                                                                           1,250   (c)
        Current maturities of long-term debt            921                 (400)  (a)            521
                                                   --------              -------             --------
            Total current liabilities                 3,043                   14                3,057

Long-term debt less current maturities                3,037               (1,043)  (a)          1,994

Minority interest in consolidated subsidiaries          123                    -                  123

Redeemable preferred stock                            1,200                3,500   (d)          4,700

Total common shareholders' equity                     8,253               12,629   (a)         15,704
                                                                            (428)  (b)
                                                                          (1,250)  (c)
                                                                          (3,500)  (d)
                                                   --------              -------             --------
                                                   $ 15,656              $ 9,922             $ 25,578
                                                   ========              =======             ========

See accompanying notes to unaudited pro forma condensed financial statements.

                     THE BEARD COMPANY AND SUBSIDIARIES
                  Pro Forma Condensed Statement of Operations
                       Six Months Ended June 30, 1997
                               (In thousands)
                                (UNAUDITED)
                                                                   BEARD                                  BEARD
                                                                HISTORICAL        ADJUSTMENTS           PRO
FORMA
                                                                ----------        -----------           ---------
REVENUES:
     Carbon dioxide                                                  $6,809          $(6,553)  (e)         $  256
     Environmental/resource recovery                                  2,421                -                2,421
     Other                                                              127                -                  127
                                                                     ------          -------               ------
                                                                      9,357           (6,553)               2,804
EXPENSES:
     Carbon dioxide (exclusive of depreciation,
         depletion and amortization shown separately below)           4,554           (4,500)  (e)             54
     Environmental/resource recovery (exclusive of depreciation,
         depletion and amortization shown separately below)           2,134                -                2,134
     Selling, general and administrative                              2,212           (1,196)  (e)          1,016
     Depreciation, depletion and amortization                           734             (533)  (e)            201
     Other                                                               16                -                   16
                                                                     ------          -------               ------
                                                                      9,650           (6,229)               3,421
OPERATING PROFIT (LOSS):
     Carbon dioxide                                                     514             (324)  (e)            190
     Environmental/resource recovery                                   (340)               -                 (340)
     Other                                                             (467)               -                 (467)
                                                                     ------          -------               ------
                                                                       (293)            (324)                (617)
OTHER INCOME (EXPENSE):
     Interest expense                                                  (187)              66   (e)           (121)
     Other                                                              102               (5)  (e)             97
                                                                     ------          -------               ------
Loss from continuing operations before income taxes                    (378)            (263)                (641)

Income taxes from continuing operations                                 (25)               8   (e)            (17)
                                                                     ------          -------               ------
Loss from continuing operations                                        (403)             255                 (658)

Earnings from discontinued operations
  (less applicable income taxes of $8)                                    -              255  (f)             255
                                                                     ------          -------               ------
Net loss                                                             $ (403)         $     -               $ (403)
                                                                     ======          =======               ======
Net loss per common share:
  Loss from continuing operations                                    $(0.14)                               $(0.23)
  Earnings from discontinued operations                                   -                                  0.09
                                                                     ------                                ------
  Net loss                                                           $(0.14)                               $(0.14)
                                                                     ======                                ======

Weighted average common shares outstanding                        2,799,000                             2,799,000
                                                                  =========                             =========

See accompanying notes to unaudited pro forma condensed financial statements.

                         THE BEARD COMPANY AND SUBSIDIARIES
                     Pro Forma Condensed Statement of Operations
                            Year Ended December 31, 1996
                                   (In thousands)
                                    (UNAUDITED)
                                                               BEARD                                              BEARD
                                                            HISTORICAL              ADJUSTMENTS                 PRO
FORMA
                                                            ----------              -----------                 ---------
REVENUES:
         Carbon dioxide                                     $  13,608                 $(13,307)    (e)            $   301
         Environmental/resource recovery                        3,009                         -                     3,009
         Other                                                     66                         -                        66
                                                            ---------                 --------                    -------
                                                               16,683                  (13,307)                     3,376
EXPENSES:
         Carbon dioxide (exclusive of depreciation,
             depletion and amortization shown
             separately below)                                  9,478                   (9,381)    (e)                 97
         Environmental/resource recovery (exclusive
         of depreciation, depletion and amortization shown
         separately below)                                      2,642                        -                      2,642
         Selling, general and administrative                    4,079                   (2,215)    (e)              1,864
         Depreciation, depletion and amortization               1,309                   (1,008)    (e)                301
         Other                                                     77                        -                         77
                                                            ---------                 --------                    -------
                                                               17,585                  (12,604)                     4,981
OPERATING PROFIT (LOSS):
         Carbon dioxide                                           887                     (703)    (e)                184
         Environmental/resource recovery                         (757)                       -                       (757)
         Other, principally corporate                          (1,032)                       -                     (1,032)
                                                            ---------                 --------                    -------
                                                                 (902)                    (703)                    (1,605)
OTHER INCOME (EXPENSE):
         Interest expense                                        (259)                     118     (e)               (141)
         Gain on sale of assets                                   171                       (6)    (e)                165
         Gain on take-or-pay contract settlement                  939                     (939)    (e)                  -
         Other                                                    (89)                      (5)    (e)                (94)
                                                            ---------                 --------                    -------
Loss from continuing operations before income taxes              (140)                  (1,535)                    (1,675)
Income taxes from continuing operations                             -                        -                          -
                                                            ---------                 --------                    -------
Loss from continuing operations                                  (140)                  (1,535)                    (1,675)
Earnings(loss) from discontinued operations                      (175)                   1,535    (f)               1,360
                                                            ---------                 --------                    -------
Net loss                                                      $  (315)                $      -                    $  (315)
                                                            =========                 ========                    =======
Net loss per common share:
         Loss from continuing operations                      $ (0.05)                                            $ (0.61)
         Earnings (loss) from discontinued operations           (0.06)                                               0.50
                                                            ---------                                             -------
         Net loss                                             $ (0.11)                                            $ (0.11)
                                                            =========                                             =======

Weighted average common shares outstanding                  2,756,000                                           2,756,000
                                                            =========                                           =========

See accompanying notes to unaudited pro forma condensed financial statements.

                      THE BEARD COMPANY AND SUBSIDIARIES

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

      (a) Pursuant to the Agreement, Airgas is purchasing substantially all of the assets (excluding cash and cash equivalents, notes receivable from Beard or related parties, and deferred tax assets) of Carbonics, an 85%-owned subsidiary of Beard, and will assume certain liabilities of Carbonics as stated on its December 31, 1996 financial statements or incurred in the ordinary course of business thereafter (excluding any tax liabilities, employee related liabilities, indebtedness to Beard or related parties, or environmental liabilities of Carbonics).

      Accordingly,  the  following  adjustments   have  been  made  to  Beard's
historical June 30, 1997 balance sheet to reflect the sale of the assets as if the sale had occurred on June 30, 1997 as follows (in thousands):

     Cash proceeds                                      $19,375
     Liabilities to be assumed:
          Trade accounts payable                          1,264
          Current maturities of long-term debt              400
          Long-term debt                                  1,043
                                                        -------
     Total sales price                                   22,082
     Accounts receivable, net                            (1,570)
     Other current assets                                  (769)
     Investments and other assets                           (42)
     Property, plant and equipment, net                  (6,784)
     Intangible assets, net                                (288)
                                                        -------
          Proceeds greater than costs                   $12,629
                                                        =======

      The Agreement provides that $1 million of the purchase price (the "Holdback") will be held back for a maximum of 150 days after closing of the transaction. The Holdback is subject to offset for (i) any accounts receivable that have not been collected within 120 days after the closing to the extent such receivables exceed the amount of the allowance for uncollectible accounts on Carbonics' balance sheet, (ii) the amount by which notes payable to third parties at closing exceeds the amount of such notes on December 31, 1996, to the extent such excess is greater than the increase in the value of fixed assets during such period; and (iii) any indemnity claims as defined in the Agreement. Beard expects little, if any, of such amount will be ultimately held back.

      (b) For income tax purposes, the consummation of the Asset Sale will result in taxable income to Beard. The sale of assets to Airgas will result in a taxable gain equivalent to the difference between the fair market value of the assets transferred and the tax basis of those assets. In addition, the assumption by Airgas of certain liabilities will result in taxable income equivalent to the total liabilities assumed by Airgas. Beard's net operating loss carryforwards will offset such taxable income. Accordingly, Beard expects that (i) there will be no federal income tax liability; (ii) there will be alternative minimum tax liability; and (iii) there will be state income tax liabilities resulting from the Asset Sale. Pro Forma adjustment (b) reflects estimated state income taxes of approximately $213,000 of Carbonics and federal alternative minimum tax of Beard of approximately $215,000 as a result of the Asset Sale.

      (c) Reflects the accrual of (i) $1 million to Collen for his 15% common stock ownership in Carbonics plus bonuses and termination fees due, (ii) $200,000 to other key employees of Carbonics and (iii) $50,000 to cover costs related to the Proxy Statement.

      (d) Reflects the expected redemption in March of 1998 of approximately $3,500,000 of Beard mandatorily redeemable preferred stock primarily as a result of the gain to Beard on the Asset Sale. Assuming a redemption in such amount there would be 55,156 shares of Beard preferred stock outstanding. The Beard preferred stock as of December 31, 1996 had a redemption value of $9,015,586 and is mandatorily redeemable from one-third of Beard's consolidated net income. To the extent not redeemed by December 31, 2002, the Beard preferred stock would be convertible by the holders thereof into as much as 14.09% of the common stock of Beard on a fully diluted basis on January 1, 2003. For purposes of the pro forma presentation, the Beard preferred stock has been recorded at the estimated fair value at December 31, 1996, plus the estimated redemption amount of $3,500,000 expected to be paid in March of 1998.

      (e) Reflects the elimination of operations of Carbonics for the year ended December 31, 1996, and for the six months ended June 30, 1997.

      (f) Reflects the reclassification of the results of operations of Carbonics as discontinued operations for each period.

      (g) The unaudited pro forma condensed balance sheet includes, and the unaudited pro forma condensed statements of operations exclude the gain from the Asset Sale, estimated to be $12,200,000, and the accretion in the carrying value of the Beard mandatorily redeemable preferred stock of $3,500,000 ($1.27 per share for the six months ended June 30, 1997, and $1.27 per share for the year ended December 31, 1996, increase in the net loss or decrease in the net income per share attributable to common shareholders), reflecting the one-third of consolidated net income that accretes directly to preferred shareholders, and the one-time charges of $1,250,000 for Collen's 15% common stock ownership in Carbonics, bonuses, termination fees and transaction costs. The gain, the dilutive effect of the accretion in the carrying value of the Beard mandatorily redeemable preferred stock and the one-time charges will be included in Beard's consolidated financial statements for the year ending December 31, 1997.

   (c)  Exhibits.
        --------

The following exhibit is filed with this Form 8-K and is identified by the number indicated:

Exhibit No.
----------

2(a) Asset Purchase Agreement by and among Airgas Carbonic Reserves, Inc. ("Airgas" or "Purchaser"), and The Beard Company ("the Company"), Carbonic Reserves ("Carbonics" or "Seller"), and Clifford H. Collen, Jr. ("Collen"). The Company and Collen are referred to collectively as the "Shareholders." (This Exhibit has been previously filed as Exhibit A, filed on September 11, 1997 to Registrant's Proxy State-ment dated September 12, 1997, and same is incorporated by reference).

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BEARD COMPANY
                                        (Registrant)


                                        By HERB MEE, JR.
Dated:  October 28, 1997                   Herb Mee, Jr., President